Exhibit (i)(3): Consent of Dechert, Counsel
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[LETTERHEAD]


DECHERT                                                Direct Tel:  202.261.3377
                                                       John.Forst@dechert.com




September 29, 2000



New Providence Investment Trust
107 North Washington Street
Post Office Box 4365
Rocky Mount, NC  27803-0365


Re:  Post-Effective  Amendment No. 9 to Registration  Statement on Form N-1A for
     New  Providence   Investment  Trust  ("Trust")  (File  Nos.  333-31359  and
     811-08295)


Ladies and Gentlemen:

We hereby consent to the reference in the Trust's Statement of Additional Information to Dechert as counsel to the Trust and to the inclusion of this consent as an exhibit to Post-Effective Amendment No. 9 to the Trust's Registration Statement.



Very truly yours,

/s/ Dechert

Dechert